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Exhibit 10.6

MEMORANDUM OF OPTION

        THIS MEMORANDUM OF OPTION (this "Memorandum") is made and entered into as of this 5th day of May, 2003, by and between, (i) Mara Enterprises, Inc., an Ohio corporation (the "Optionor") and (ii) SCIOTO DOWNS, INC., an Ohio corporation ("the Optionee").

        RECITALS

  A.
  Optionor owns, in fee simple, that certain approximately 37 acres of unimproved real property in the State of Ohio, County of Franklin, and Township of Hamilton, as more fully described in Exhibit A attached hereto and made a part hereof ("the Property").

  B.
  Optionor and Optionee have entered into an Option Agreement dated as of the date of this Memorandum (the "Option Agreement"); and

  C.
  The Parties hereto desire to enter into this Memorandum for the purpose of recording a document in the Land Records of Franklin County in the State of Ohio that will provide public notice of the existence of the Option Agreement and certain of its terms and conditions.

        NOW, THEREFORE, the Parties hereto do hereby certify and agree as follows:

        1.    Parties.    The Parties consist of the following: (i) Scioto Downs, Inc., an Ohio corporation ("Optionee") or its assignee and (ii) Mara Enterprises, Inc., an Ohio corporation ("Optionor"). Optionee's address is 6000 South High Street, Columbus, OH 43207, Attention: Edward T. Ryan, President. Optionor's address is                        .

        2.    Description of Land.    The Property consists of that certain unimproved real property, together with all improvements, easements, rights-of-way, tangible and intangible rights, located in the State of Ohio, County of Franklin, and Township of Hamilton, as more fully described in Exhibit A.

        3.    Terms.    The Option Agreement consists of approximately thirteen (13) pages with exhibits and provides for an initial option period beginning on the date hereof and expiring on or before December 31, 2008.

        4.    Successors and Assigns.    The Option Agreement is binding upon and inures to the benefit of Optionor and Optionee, and each of their respective representatives, successors and assigns.

        5.    Purpose of Memorandum of Option.    This Memorandum, when recorded in the Land Records of Franklin County in the State of Ohio, is intended to serve as public notice of the existence of the Option Agreement and of certain of its terms and conditions. This Memorandum does not describe or refer to all of the terms or conditions contained in the Option Agreement, nor is this Memorandum intended to modify, amend or vary any of the terms or conditions set forth in the Option Agreement.

        IN WITNESS WHEREOF, Optionor and Optionee have caused this Memorandum to be duly executed, all as of the date and year first above written.

OPTIONEE
WITNESS/ATTEST /s/ DONNA BASSETT	MARA ENTERPRISES, INC. /s/ LAVERNE A. HILL By: LaVerne A. Hill Its: President

OPTIONOR
WITNESS/ATTEST /s/ RODERICK H. WILLCOX	SCIOTO DOWNS, INC. By: Edward T. Ryan Its: President

STATE OF OHIO
COUNTY OF FRANKLIN

        I, Roderick H. Willcox, a Notary Public in and for the aforesaid State and County, hereby certify that on the    day of May, 2003, Edward T. Ryan personally appeared before me, in his capacity as president of Scioto Downs, Inc., an Ohio corporation, and acknowledged the same to be the act and deed of Scioto Downs, Inc.

        Given under my hand and seal this 5th day of May, 2003.

Roderick H. Willcox Notary Public

My Commission Expires:  no epxiration date

STATE OF OHIO
COUNTY OF FRANKLIN

        I, John J. Chester, a Notary Public in and for the aforesaid Commonwealth and County, hereby certify that on the 5th day of May, 2003, LaVerne A. Hill personally appeared before me, in her capacity as president of Mara Enterprises, Inc., an Ohio corporation, and acknowledged the same to be the act and deed of Mara Enterprises, Inc.

        Given under my hand and seal this 5th day of May, 2003.

John J. Chester Notary Public

My Commission Expires:  no expiration date

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MEMORANDUM OF OPTION